UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

Heron Lake BioEnergy, LLC

(Exact name of registrant as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 793-0077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 27, 2013, Heron Lake BioEnergy, LLC (the “Company”) finalized Amendment No. 1 to Sixth Amended and Restated Master Loan Agreement (the “Amendment”) with AgStar Financial Services, PCA (“AgStar”).  The Amendment amends certain provisions of the Sixth Amended and Restated Master Loan Agreement dated May 17, 2013 (the “MLA”) by and between the Company and AgStar.

The Amendment is effective as of July 31, 2013, which is the same date on which Granite Falls Energy, LLC (“GFE”) indirectly, through Project Viking, L.L.C. (“Project Viking”), acquired a majority of the Company’s outstanding membership units and the same date on which GFE and the Company entered into a Management Services Agreement, under which GFE supplies its personnel to act as part-time officers and managers of the Company for the positions of Chief Executive Officer, Chief Financial Officer and Commodity Risk Manager.

The following material amendments to the MLA are set forth in the Amendment:

(i)            The power of Project Viking or its affiliates to appoint a majority of the Company’s governors is not defined as a “change of control” of the Company.

(ii)           Revolving advances under the Company’s term revolving loan may be used for the purchase of corn inventory.

(iii)          The remaining amounts raised by the Company in its offering (the “Offering”) of a maximum of $12 million in aggregate principal amount of promissory notes titled “7.25% Secured Subordinated Notes due 2018” will be paid to AgStar on or before October 1, 2013, whether subscribers in the Offering confirm their subscriptions for notes or instead elect to convert the principal amount of their subscription into a subscription for the Company’s membership units.  Under this provision, if the Offering is fully subscribed, the Company would pay AgStar a total of $3,670,500 on or before October 1, 2013.

(iv)          In light of the Management Services Agreement by and between GFE and the Company, the requirements to identify and hire an interim and permanent Chief Executive Officer reasonably acceptable to AgStar by specified dates have been removed.

The foregoing summaries of the Amendment and the MLA do not purport to be complete and are subject to and qualified in their entirety by reference to the Amendment and the MLA, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

(a)           None.

(b)           None.

(c)           None.

(d)           Exhibits.

Exhibit No.	Description	Incorporated by Reference To:
10.1	Amendment No. 1 to Sixth Amended and Restated Master Loan Agreement	Attached hereto.
10.2	Sixth Amended and Restated Master Loan Agreement	Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended April 30, 2013, filed with the Commission on July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

September 3, 2013	/s/ Steve Christensen
Date	Steve Christensen, Chief Executive Officer